EXCHANGE AGREEMENT
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                  This EXCHANGE  AGREEMENT made and entered into this 1st day of
March, 2002, by and between all of the stockholders of PanaMed, Inc., a California corporation, (hereinafter "PM"), with its principal place of business at 537 Constitution Avenue, Suite A, Camarillo, California 93012; and Micron Solution, Inc. a Nevada corporation, (hereinafter "Micron"), with its principal place of business at 8361 East Evans Road, Suite #105, Scottsdale, Arizona 85260.
                                   WITNESSETH:
                  WHEREAS,  Micron is a public  corporation  with 409 registered
stockholders   owning  of  record  or  beneficially   3,965,200  shares  of  the
corporation's common stock, par value $0.001 per share; and
                  WHEREAS, PM desires to obtain equity and management control of Micron in exchange for all of its outstanding stock in exchange for 98% of the outstanding stock of Micron whereby PM will become a wholly owned subsidiary of Micron.
         NOW, THEREFORE, in consideration of the premises and of the mutual promises, agreements and covenants herein contained, the parties hereto hereby agree as follows:

         1. [REPRESENTATIONS AND WARRANTIES OF PM] PM hereby represents and warrants to Micron that:

                  (a) PM is a corporation duly incorporated under the laws of the State of California and is not qualified to do business in any other State. PM has the corporate power to conduct its business as is now being conducted.


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                  (b) PM, on the date hereof and at the Closing date hereinafter provided, owns free and clear of all liens, charges and encumbrances, all of those assets appearing on the un- audited financial statements for the period ended December 31, 2001 which are marked Exhibit AA@, and which are attached hereto and incorporated herein by this reference.
                  (c) PM has good and marketable title to all of the property and assets, Set forth in Exhibit AA@.
                  (d) PM  has   no  obligations,   liabilities  or  commitments,
contingent or otherwise, of a material nature which are not provided for with respect to those assets listed on Exhibit A.
                  (e) Since   December  31,  2001,  PM has had no  change in the
nature of the business of PM, nor in the financial condition of the assets being conveyed, other than changes in the usual and ordinary course of business, none of which has been materially adverse and PM has not incurred any obligations or liabilities or made any commitments other than in the usual and ordinary course of business.
                  (f) PM is not a defendant, nor a plaintiff against whom a claim has been asserted, in any litigation, pending or threatened, nor has any material claim or investigation been made or asserted against PM, nor a plaintiff against whom a counterclaim has been asserted, in any litigation, pending or threatened, nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving PM.
                  (g) PM is not in default in any material respect under any agreement to which it is a party, nor in the payment of any of its obligations.


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         (h) PM will not  re-capitalize  by a reverse  split of the Common stock authorized by the terms of this Exchange Agreement for a period of one year from the date hereof.
2. [REPRESENTATIONS AND WARRANTIES OF MICRON] Micron represents and warrants to PM that:
                  (a) Micron is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and is not qualified to transact business in any other state. Micron has the corporate power to carry on its business as now being conducted.
                  (b) Micron has an authorized capitalization of 100,000,000 shares, of which There are issued and outstanding 3,965,000 shares of common stock, par value $0.001 per share, owned of record or beneficially by no less than 409 registered shareholders. There are no other authorized or outstanding equity or debt securities of Micron of any class, kind or character, and there are no outstanding subscriptions, options, warrants or other agreements or commitments obligating Micron to issue any additional shares of its capital stock of any class, or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class.
                  (c) Certified copies of the Articles of Incorporation and By-Laws of Micron, which have been heretofore furnished to PM by Micron, are true and correct copies, including all amendments thereto. Copies of the registration statement on Form 10SB filed with the Securities and Exchange Commission and the amendments thereto have been delivered to PM. Copies of Forms 10Q for March 31, 2001, June 30, 2001, September 30, 2001 and Form 10KSB for December 2000 have been delivered to PM.

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                  (d)  Micron  has  delivered  to PM  its  un-audited  financial statements  which are  attached  hereto as  Exhibit  AB@ for the  periods  ended
September 30, 2001, June 30, 2001, March 31, 2001 and audited financial statements for December 31, 2001. The financial statements of Micron accurately set forth the financial condition of Micron as of the dates specified, prepared
in  conformity  with  generally  accepted  accounting  principles   consistently
applied.
                  (e) Micron has good and marketable title to all of its property and assets subject to no mortgage, pledge, lien or other encumbrance except as disclosed in the financial statements attached as Exhibit AB@.
                  (f) As of the date of the financial statements, Micron has no obligations, liabilities, or commitments, contingent or otherwise, of a material nature, except as set forth in the financial statements attached as Exhibit AB@.
                  (g) Since the date of the aforementioned financial statements, there has been no change in the nature of the business of Micron, nor in its financial condition or property, other than changes in the usual and ordinary course of business, none of which has been materially adverse, and Micron has incurred no obligations or liabilities or made any commitments other than in the usual and ordinary course of business, none of which singularly or collectively are material, except as disclosed in Exhibit AB@.
                  (h) Micron is not a party to any employment contract with any officer, director, or stockholder, or to any lease, agreement or other commitment, nor to any pension, insurance, profit sharing, stock purchase or bonus plan, except as disclosed in Exhibit AB@.


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                  (i) Micron is not a defendant,  nor a plaintiff against whom a counterclaim has been asserted, in any litigation, pending or threatened, nor has any claim or investigation been made or asserted against Micron, nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving Micron, except as disclosed in Exhibit AB@.
                  (j) Micron is not in default under any agreement to which it is a party, nor in the payment of any of its obligations.
                  (k) Between the date of the financial statements and the closing, Micron will not have (i) paid or declared any dividends on or made any distributions in respect of, or issued, purchased or redeemed, any of the outstanding shares of its Micron stock, or issued any additional shares of its Micron stock, or (ii) made or authorized any changes in its Articles of Incorporation, or in any amendment thereto, or in its By-Laws, or (iii) made any commitments or disbursements or incurred any obligations or liabilities which are not in the usual and ordinary course of business, or (iv) mortgaged or pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible, or (v) sold, leased, or transferred or contracted to sell, lease or transfer any assets, tangible or intangible, or entered into any other transactions, or (vi) made any loan or advance to any stockholder of Micron, or to any other person, firm, or corporation, or (vii) made any change in any existing employment agreement or increased the compensation payable or made any arrangement for the payment of any bonus to any officer, director, employee or agent, except as set forth in Exhibit AB@ hereof.


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                  (l) This Exchange  Agreement has been duly executed by Micron, by its President who has been duly authorized to do so by the Board of Directors, and the execution and performance of this Exchange Agreement will not violate, or result in a breach of, or constitute a default in its Articles of Incorporation, any agreement, instrument, judgment, order or decree to which Micron is a party, or to which Micron or any of its properties are subject, nor will such execution and performance constitute a violation of or conflict with any fiduciary duty to which Micron is subject, to the best of Micron's knowledge.
                  (m) Micron   has  timely  filed  or  timely  filed   necessary
extensions with the appropriate governmental authorities, all tax and other returns required to be filed by it. Such returns are true and complete and all taxes shown thereon to be due, have been paid.
                  (n) Micron is not in default with respect to any order, writ, injunction, or decree of any court of federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and there are no actions, suits, claims, proceedings or investigations pending, or to the knowledge of Micron, threatened against or affecting Micron, at law or in equity, or before or by any federal, state, municipal, or other governmental
court,  department,   commission,  board,  bureau,  agency  or  instrumentality,
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domestic or foreign. Micron has complied in all material respects with all laws, regulations and orders applicable to its business.
                  (o) No representation or warranty in this section, nor statement in any document, certificate or schedule furnished or to be furnished pursuant to this Exchange Agreement by Micron, or in connection with the transactions contemplated hereby, contains or contained any untrue statement of a material fact, nor does or will omit to state a material fact necessary to make any statement of fact contained herein or therein not misleading.

         3. [DATE AND TIME OF CLOSING] The Closing shall be held on Friday March 1, 2002, at 10:00 a.m. local time, at 50 West Liberty Street, Reno, Nevada 89501, or at such other time and place as may be mutually agreed upon between the parties in writing.

         4. [EXCHANGE OF SHARES OF STOCK] The mode of carrying into effect the exchange of stock provided for in this Exchange Agreement shall be as follows:

                  (a) Micron shall call and convene a stockholders meeting by majority action on March 1, 2002 to authorize the following amendments to the Articles of Incorporation.

      (i) to change the corporate name to PanaMed Corporation.
      (ii) to effect a 1 for 10 reverse split of the outstanding stock from 3,965,200 shares to 396,520 shares.
      (iii) to authorize a capitalization of 100,000,000 shares common stock and 10,000,000 shares of preferred stock with a par value of $.01 per share.
      (iv) to provide for a term of three years for directors with one third of the Board elected annually.
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                  (b) Micron shall call and convene a Board of Directors meeting and authorize the following actions:

      (i) The issuance of approximately 21,000,000 shares in exchange for all the outstanding stock in PM on a 1 for 1 basis with a result that the California corporation becomes a wholly owned subsidiary of Micron.
      (ii) the election of the nominees of PM to comprise the Board of Directors of Micron.
      (iii) Acceptance of resignation of Kimberly Legere as an officer and director.

         5. [FINDERS= FEES] Each party represents to the other that it has not employed any other broker or agent, or entered into any other agreement for the payment of any finders= fees or compensation to any other person, firm or corporation in connection with this transaction.

         6. [NOTICES] Any notice under this Exchange Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, or other sufficient form of delivery addressed as follows:
/ / /

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    If to Micron, to:                          If to PM, to:
    Micron Solutions, Inc.                     PanaMed, Inc.
    8361 E. Evans Road, Suite #105             537 Constitution Ave. Suite #A
    Scottsdale, AZ 85260                       Camarillo, CA 93012

or to any other address or addresses which the parties may hereafter designate.

         7. [FURTHER ASSURANCES] Each party hereto hereby agrees to take any further action necessary or desirable to carry out the provisions of this Exchange Agreement.

         8. [COUNTERPARTS] This Exchange Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument.

         9. [MERGER CLAUSE] This Exchange Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties hereto.

         10. [GOVERNING LAW] This Exchange Agreement shall be governed by and construed according to the laws of the State of Nevada. / / /


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         IN WITNESS  WHEREOF,  the parties  hereto  have  caused  this  Exchange
Agreement to be executed the day and year first above written.

MICRON SOLUTIONS, INC.                  PANAMED, INC.
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By: /s/ Kimberly Legere             By /s/ Thomas W. Sims
         Kimberly Legere                     Thomas W. Sims
         President                           President & Exchange Agent for the
         Micron Solutions, Inc.              stockholders of PanaMed, Inc.




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